                                                                      Exhibit 21



                        MOVIE STAR, INC. AND SUBSIDIARIES


Registrant owns 100% of the voting securities of all of its subsidiaries, which are included in the consolidated financial statements except for SunMax Technology, Inc..


     Name of Subsidiary             Ownership    State of Incorporation
     ------------------             ---------    ----------------------
P.J. San Sebastian, Inc.               100%            Delaware

Sanmark de Mexico S.A. de C.V.         100%            Mexico

SunMax Technology, Inc.                 50%            New York

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         THE COMPANY WILL FURNISH A COPY OF THE EXHIBITS TO THIS ANNUAL REPORT
UPON THE WRITTEN REQUEST OF A PERSON REQUESTING COPIES THEREOF AND STATING THAT HE IS A BENEFICIAL HOLDER OF THE COMPANY'S COMMON STOCK AT A CHARGE OF $.35 PER PAGE, PAID IN ADVANCE. THE COMPANY WILL INDICATE THE NUMBER OF PAGES TO BE CHARGED FOR UPON SUCH PERSON'S INQUIRY. REQUESTS FOR COPIES AND INQUIRIES SHOULD BE ADDRESSED TO:



                            MOVIE STAR, INC.
                            136 MADISON AVENUE
                            NEW YORK, NEW YORK   10016
                            ATTENTION:  CORPORATE SECRETARY